GENERAL DISTRIBUTION AND ASSIGNMENT

	Made the 31st day of October 2001 from Seven
Fields Development (PA), Inc., a Pennsylvania corporation
(the "Distributing Company") to the Seven Fields Development
(PA), Inc. Liquidating Trust, Lynn Hoffman-Kyle, Trustee (the "Liquidating Trust") acting on behalf of the shareholders of the Distributing company listed on Exhibit "A" hereto in proportion to the number of shares of that Distributing Company held by each such shareholder as listed on Schedule A (the "Distributees")

	W I T N E S S E T H:
WHEREAS, the Liquidating Company, pursuant to a Final
Plan of Complete Liquidation and Dissolution adopted, ratified, finalized and approved on October 29, 2001 ("Plan of Liquidation") is distributing all of its remaining assets and assigning all of its remaining rights to the Liquidating Trust on behalf of the Distributees;
 and

WHEREAS, it is the desire of Distributing Company that the Distributing Company shall execute and deliver this instrument for the purpose of conveying and transferring to and vesting therein, all the real and personal property, interests in real and personal property, fixtures, goodwill, intangibles, machinery and equipment of Distributing Company of whatsoever kind and description in order that there may not remain in the Distributing Company any vestige of estate, right, title or interest of any character whatsoever in or to any of the same.

NOW, THEREFORE, KNOW ALL MEN BY THESE PRESENTS THAT:

1. Conveyance, Transfer and Assignment. In fulfillment of the terms of the Plan of Liquidation, the Distributing Company by these presents does hereby, convey, transfer, assign and deliver to the Liquidating Trust on behalf of the Distributees its/their successors and assigns, forever, all estate, right, title, interest, claim or demand of the Distributing Company, to and under all the property and assets, tangible and intangible, of every kind, nature and description, and wherever situated, owned, possessed or held by Distributing Company on the date hereof, including but not limited to all of the Distributing Company's rights under the Seven Fields Company Liquidating
Trust and the Distributing Company's books, records and files pertaining to Distributing Company's assets together with all other data in Distributing Company's possession or subject to its control relating to its property, assets, liabilities, business and operations, to be and become the absolute property of the Liquidating Trust on behalf of the Distributees, and to have and to hold the same  forever.

2.  Subsequent Delivery; Further Assurances.  The Distributing
Company covenants and agrees that, at any time and from time to time after the date hereof, upon request of the Liquidating Trust on behalf of the Distributees, it will duly execute, acknowledge and deliver all such further assignments, conveyances and other instruments of transfer and other assurances and documents and will take such other action consistent with the terms of the Plan of Liquidation as reasonably may be requested by the Liquidating Trustee on behalf of the Distributees for the purpose of better assigning, transferring and conveying to the Liquidating Trustee on behalf of the Distributees or reducing to its possession any or all of the assets to be distributed pursuant to the Plan of Liquidation. The Distributing Company further agrees, at the request of the Liquidating Trustee on behalf of the Distributees, and at its or their expense, to or otherwise enforce in its own name for the benefit of the Distributees any and all claims or rights which, or the benefits of which are intended to be distributed to Distributees pursuant to the Plan of Liquidation and which are required to be prosecuted or otherwise enforced in Distributing
Company's name.

3.  Power of Attorney.   The Distributing Company covenants
and agrees that it hereby constitutes and appoints the Liquidating
Trustee, or its successors and assigns, the true and lawful attorney of the Distributing Company with full power of substitution, in the name of the Distributing Company or in the name of Distributees, but for the benefit and at the expense of Distributees (i) to collect for the account of Distributees all receivables of any character and any other items to be assigned and transferred to the Distributees as provided in the Plan of Liquidation; (ii) to institute and prosecute all proceedings which the Liquidating Trustee on behalf of the Distributees may deem proper in order to collect, assert or enforce any claim, right or title of any kind in or to the assets, properties and business of the Distributing
Company, and to do all such acts and things in relation thereto as the Liquidating Trustee on behalf of the Distributees may deem advisable;
(iii) to take all action which the Liquidating Trustee, on behalf of the Distributees, may deem proper in order to provide for the distribution of any property or asset where any required consent of another party to the assignment thereof to the Liquidating Trustee on behalf of the Distributees pursuant to the Plan of Liquidation shall not have been obtained; and (iv) to make application for and to prosecute and collect claims for any tax refunds which may be or become due to the Distributing Company. The foregoing powers are coupled with an interest and shall be irrevocable by the Distributing Company.
The Liquidating Trust shall be entitled to retain for the account of the
 Distributees any amounts collected pursuant to the foregoing powers, including any amounts payable as interest in respect thereof.

	This General Distribution and Assignment shall not imply that the Liquidating Trust or the Distributees shall have assumed any obligation of the Distributing Company except for
(1) executory obligations under those contracts whose continuation is necessary to the final winding up and liquidation of the Distributing Company and (2) obligations that such Distributees shall be subject to by law as a result of receiving distributions hereunder.

4. Effective Time. This General Distribution and Assignment shall be effective at 11:58 P.M. on October 31, 2001.

IN WITNESS WHEREOF, the Distributing Company has caused this General Distribution and Assignment to be executed and delivered the day and year first above written.

ATTEST:			Seven Fields Development (PA), Inc.



_____________________________  	By___________________________
			Secretary					President

(Corporate Seal)


COMMONWEALTH OF PENNSYLVANIA	)
			)  ss:
COUNTY OF ALLEGHENY		)

On this _____ day of _________, 2001, before me, a notary public in and for said county and state, personally appeared the within named __________________ and ________________ to me known, who being first duly sworn did say that they are the President and the Secretary, respectively, of Seven Fields Development
(PA), Inc., a Pennsylvania corporation; that the foregoing instrument was signed and sealed on behalf of said company by authority of its Board of Directors; and said officers acknowledged the execution of said instrument to be the free act and deed of said company.

	     IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my official seal, the date first hereinabove written.



						______________________________
									Notary Public

(Seal)
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